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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-185626) of our report dated March 4, 2013, with respect to the consolidated financial statements and schedules of SL Green Operating Partnership, L.P., and our report dated February 2, 2011 with respect to the consolidated financial statements of 1515 Broadway Realty Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

New York, New York
March 4, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm